Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net
For More Information, Contact:

Investors
Henry R. Bond
Vice President, Investor Relations & Treasurer
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net

                      HARLAND REPORTS THIRD QUARTER RESULTS

ATLANTA (October 29, 2003) - John H. Harland Company (NYSE: JH) today reported results for the third quarter of 2003.

Consolidated sales for the third quarter were $192.5 million, a 1.5% increase from the $189.6 million reported for the same period a year earlier. Consolidated net income for the quarter was $14.7 million, down 8.1% from the $16.0 million reported for the same period in 2002. The decrease in net income was primarily attributable to declines in both volumes and pricing in the company's Printed Products segment. Diluted earnings per share for the third quarter of 2003 were $0.52 per share, compared to $0.53 for the third quarter of 2002. Earnings per share were favorably impacted in 2003 by a reduction in weighted shares outstanding, which resulted from the company's repurchase of shares over the past 12 months.

For the nine months ended September 26, 2003, consolidated sales were $578.3 million, 3.3% greater than the $559.7 million reported for the first nine months of 2002. Consolidated net income for the nine-month period was $39.1 million, or $1.38 per share, compared to $37.7 million, or $1.23 per share, for the same period in 2002. Results for the 2002 period included charges equivalent to $0.15 per share related to accelerated vesting of certain restricted stock grants and the write-down of an investment.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services, and Scantron.

Sales for the third quarter from the company's Printed Products segment were $118.4 million, down 8.2% from the $129.0 million reported for the same period a year earlier. Segment income from Printed Products for the third quarter was $17.0 million, a 21.0% decrease from 2002's third quarter segment income of $21.6 million.

                                     -more-

Harland Reports Third Quarter Results
October 29, 2003
Page Two


"We recently announced a reorganization of our Printed Products business that includes the consolidation of five of our production facilities and a reduction in SG&A expenses," said Timothy C. Tuff, chairman and chief executive officer of Harland. "The reorganization, which has been enabled by our new digital technology and systems, will be completed in 2004. The reorganization had minimal impact on third quarter results. We expect that, once fully implemented, the reorganization will result in an annualized savings of approximately $20 million and the elimination of approximately 500 positions. These actions will bring our production and support structures in line with our business levels."

Software and Services reported sales of $44.5 million for the third quarter, up 44.0% from the $30.9 million reported for the same period in 2002. The increase in sales was primarily attributable to the company's acquisitions of INTERLINQ Software Corporation; SPARAK Financial Systems, LLC; and Premier Systems, Inc. Segment income for the third quarter decreased 27.1% to $2.9 million from the $3.9 million reported for the same period in 2002.

"Our software bookings were strong in the quarter but much of the benefit of these bookings will be reflected in future quarters," said Tuff. "Our backlog grew 27.7% in the quarter to $91.1 million as a substantial portion of revenue from these bookings is deferred into future periods. Segment income was negatively impacted by the decision to delay the launch of our new mortgage product to incorporate functionality requested by our beta customers."

Scantron reported sales of $30.1 million for the third quarter, down 0.4% from 2002 third quarter sales of $30.2 million. Segment income for the third quarter decreased 18.7% to $7.6 million, compared with $9.4 million in the third quarter of 2002.

"While we are seeing signs the economy is improving, this improvement is not being felt in the education market, particularly in spending on new products, and we have implemented appropriate cost reductions," said Tuff. "The lack of spending impacted Scantron's results for the quarter. However, our traditional testing forms business continues to perform well."

The company expects to report 2003 diluted earnings per share in the range of $1.83 to $1.88. This range includes an estimate of $0.15 per share for exit costs and severance related to the previously announced cost reduction actions in the Printed Products segment.

"We believe the improved economy should help our financial software business in particular as we move into 2004," said Tuff. "While we don't expect the checks business or educational testing markets to change fundamentally, improved sales execution and cost reduction actions taken should have a positive impact in 2004 and even more so in 2005."

Harland's board of directors declared a dividend of $0.10 per share, payable November 28, 2003 to shareholders of record as of November 19, 2003.

                                    - more -

Harland Reports Third Quarter Results
October 29, 2003
Page Three


Harland will hold a conference call Thursday, October 30, 2003 at 10:00 a.m. EST to discuss the results of the quarter and future outlook. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's website at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2665 and using the access code #338510.

A replay of the conference call will be available in the investor relations section of Harland's website (http://www.harland.net) beginning approximately two hours after the call and will remain available through November 13. The rebroadcast will also be available until November 6, via telephone, by calling 719-457-0820 and using the access code #338510.

The company has posted quarterly segment information dating back to 2000. The segment information can be found in the investor relations section of the company's web site at http://www.harland.net.


                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc., a wholly owned subsidiary (http://www.harlandfinancialsolutions.com), supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.


RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.


                                    - more -

Harland Reports Third Quarter Results
October 29, 2003
Page Four


Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes substantial growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, the Company's ability to integrate acquired companies, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



                             John H. Harland Company
                              Financial Highlights
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                         Sep 26, 2003    Sep 27, 2002    %
----------------------------------------------------------------------------
Sales                                     $ 192,494       $ 189,636     1.5%
Cost of sales                                98,177          98,452    -0.3%
Pct of Sales                                  51.0%           51.9%
                                          ----------      ----------
Gross profit                                 94,317          91,184     3.4%
Pct of Sales                                  49.0%           48.1%
Selling, general and administrative
  expenses                                   69,753          62,646    11.3%
Pct of Sales                                  36.2%           33.0%
Amortization of intangibles                     939             898     4.6%
Pct of Sales                                   0.5%            0.5%
                                          ----------      ----------
Operating Income                             23,625          27,640   -14.5%
Pct of Sales                                  12.3%           14.6%

Other Income (Expense):
  Interest expense                           (1,424)         (1,504)   -5.3%
    Pct of Sales                              -0.7%           -0.8%
  Other - net                                   127               8
    Pct of Sales                               0.1%            0.0%
                                          ----------      ----------
Income before Income Taxes                   22,328          26,144   -14.6%
Pct of Sales                                  11.6%           13.8%
Income taxes                                  7,633          10,152   -24.8%
Pct of Sales                                   4.0%            5.4%
                                          ----------      ----------
Net Income                                $  14,695       $  15,992    -8.1%
                                          ==========      ==========
Pct of Sales                                    7.6%            8.4%

Earnings per Share
   Basic                                  $    0.53       $    0.55    -3.6%
   Diluted                                $    0.52       $    0.53    -1.9%
Weighted Average Shares (000)
   Basic                                     27,760          29,142    -4.7%
   Diluted                                   28,488          29,960    -4.9%
Shares O/S at end of period (000)            28,048          29,381    -4.5%
Return on Equity                              23.4%           27.1%    -3.7 pct pts
Depreciation and Amortization (000)       $  15,711       $  14,472     8.6%
Capital Expenditures (000)                $   6,820       $   7,577   -10.0%
Number of Employees
 (includes temporary employees)               5,070           5,145    -1.5%

Segment Information(1)

Printed Products
  Sales                                   $ 118,384       $ 129,019    -8.2%
  Depreciation & Amortization             $  11,355       $  10,439     8.8%
  Segment Income(2)                        $  17,042       $  21,582   -21.0%

Software and Services
  Sales                                   $  44,512       $  30,903    44.0%
  Depreciation & Amortization             $   3,168       $   2,393    32.4%
  Segment Income(2)                        $   2,869       $   3,937   -27.1%

Scantron
  Sales                                   $  30,051       $  30,158    -0.4%
  Depreciation & Amortization             $   1,023       $     792    29.2%
  Segment Income(2)                        $   7,628       $   9,377   -18.7%

Note: During the third quarter of 2003, the Company reclassified certain items in its consolidated income statements. The reclassifications affected the categories of Selling, General and Administrative expenses and Other Income (Expense). The change primarily reflects the reclassification of gains and losses on the sale of assets as well as certain other expenses from Other Income (Expense) to Selling, General and Administrative expenses. During the second quarter of 2003, the Company reclassified a business from Software and Services to Printed Products and reclassified certain support activities from corporate to Printed Products. Financial data for all periods presented have been restated to reflect the impact of the reclassification. The reclassifications had no impact on net income or shareholders' equity as previously reported.
 (1) Segment information does not include eliminations related to intercompany activity and does not include corporate expenses.
 (2) Segment income (loss) is defined as income before income taxes.


                             John H. Harland Company
                              Financial Highlights
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Nine Months ended
                                         Sep 26, 2003    Sep 27, 2002    %
-----------------------------------------------------------------------------
Sales                                     $ 578,347       $ 559,694      3.3%
Cost of sales                               296,697         297,528     -0.3%
Pct of Sales                                  51.3%           53.2%
                                          ----------      ----------
Gross profit                                281,650         262,166      7.4%
Pct of Sales                                  48.7%           46.8%
Selling, general and administrative
  expenses                                  213,640         193,314     10.5%
Pct of Sales                                  36.9%           34.5%
Amortization of intangibles                   2,371           2,170      9.3%
Pct of Sales                                   0.4%            0.4%
                                          ----------      ----------
Operating Income                             65,639          66,682     -1.6%
Pct of Sales                                  11.3%           11.9%

Other Income (Expense):
  Interest expense                           (4,487)         (4,780)    -6.1%
    Pct of Sales                              -0.8%           -0.9%
  Other - net                                   272            (114)
    Pct of Sales                               0.0%            0.0%
                                          ----------      ----------
Income before Income Taxes                   61,424          61,788     -0.6%
Pct of Sales                                  10.6%           11.0%
Income taxes                                 22,300          24,086     -7.4%
Pct of Sales                                   3.9%            4.3%
                                          ----------      ----------
Net Income                                $  39,124       $  37,702      3.8%
                                          ==========      ==========
Pct of Sales                                    6.8%            6.7%

Earnings per Share
   Basic                                  $    1.41       $    1.29      9.3%
   Diluted                                $    1.38       $    1.23     12.2%
Weighted Average Shares (000)
   Basic                                     27,747          29,274     -5.2%
   Diluted                                   28,383          30,594     -7.2%
Shares O/S at end of period (000)            28,048          29,381     -4.5%
Return on Equity                              21.2%           22.7%     -1.5 pct pts
Depreciation and Amortization (000)       $  44,515       $  42,151      5.6%
Capital Expenditures (000)                $  21,134       $  26,304    -19.7%
Number of Employees
 (includes temporary employees)               5,070           5,145     -1.5%

Segment Information(1)

Printed Products
  Sales                                   $ 369,366       $ 389,453     -5.2%
  Depreciation & Amortization             $  31,853       $  31,075      2.5%
  Segment Income(2)                        $  54,809       $  62,637    -12.5%
Software and Services
  Sales                                   $ 126,743       $  91,969     37.8%
  Depreciation & Amortization             $   8,734       $   6,959     25.5%
  Segment Income(2)                        $  10,745       $  10,477      2.6%
Scantron
  Sales                                   $  83,483       $  79,649      4.8%
  Depreciation & Amortization             $   3,014       $   1,979     52.3%
  Segment Income(2)                        $  16,692       $  22,750    -26.6%


Note: During the third quarter of 2003, the Company reclassified certain items in its consolidated income statements. The reclassifications affected the categories of Selling, General and Administrative expenses and Other Income (Expense). The change primarily reflects the reclassification of gains and losses on the sale of assets as well as certain other expenses from Other Income (Expense) to Selling, General and Administrative expenses. During the second quarter of 2003, the Company reclassified a business from Software and Services to Printed Products and reclassified certain support activities from corporate to Printed Products. Financial data for all periods presented have been restated to reflect the impact of the reclassification. The reclassifications had no impact on net income or shareholders' equity as previously reported.
 (1) Segment information does not include eliminations related to intercompany activity and does not include corporate expenses.
 (2) Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                              Financial Highlights
                      Condensed Balance Sheets (Unaudited)
                                   (in 000's)

                                        September 26,   December 31,
                                             2003           2002
--------------------------------------------------------------------

Cash & Cash Equivalents                  $   6,686      $  19,218
Accounts Receivable - Net                   64,461         58,871
Inventory                                   15,510         18,191
Deferred Income Taxes                       27,800         26,977
Prepaid & Other                             17,200         15,568
                                         ----------     ----------
Total Current Assets                       131,657        138,825

Investments                                  5,145          3,917
Goodwill - Net                             217,467        210,462
Intangibles - Net                           17,756         14,127
Refundable Contract Payments                53,381         23,281
Other                                       22,239         25,860
Property, Plant and Equipment - Net        129,532        134,215
                                         ----------     ----------
Total Assets                             $ 577,177      $ 550,687
                                         ==========     ==========

Accounts Payable                         $  22,784      $  22,599
Current Portion of Long-term Debt          140,075             83
Deferred Revenues                           61,508         53,311
Accrued Liabilities:
   Salaries, Wages and Employee Benefits    28,397         31,039
   Taxes                                    18,857         18,817
   Other                                    22,129         21,237
                                         ----------     ----------
Total Current Liabilities                  293,750        147,086

Long-Term Debt                                  11        144,106
Other Liabilities                           25,142         25,501
Shareholders' Equity                       258,274        233,994
                                         ----------     ----------
Total Liabilities and Equity             $ 577,177      $ 550,687
                                         ==========     ==========


                             John H. Harland Company
                              Financial Highlights
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                     Nine Months ended
                                                 Sep 26, 2003    Sep 27, 2002
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 39,124        $ 37,702
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     44,515          42,151
  Stock-based compensation                           1,775           8,173
  Gain on sale of assets                            (1,199)            (96)
  Tax benefits from stock-based compensation         1,306           2,758
  Other                                             (1,195)            (44)
  Changes in assets and liabilities                 (5,714)         13,112
  Refundable contract payments                     (40,081)         (5,956)
                                                  ---------       ---------
Net cash provided by operating activities           38,531          97,800
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (21,134)        (26,304)
Payment of acquisition of businesses -
  net of cash acquired                             (11,303)        (71,475)
Other                                                4,308           1,438
                                                  ---------       ---------
Net cash used in investing activities              (28,129)        (96,341)
                                                  ---------       ---------

Financing Activities:
Purchases of treasury stock                        (19,138)         (5,404)
Issuance of treasury stock                           7,067          10,474
Long-term debt - net                                (4,103)         13,934
Other                                               (6,760)         (8,049)
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                       (22,934)         10,955
                                                  ---------       ---------

Increase (decrease) in cash and cash equivalents   (12,532)         12,414
Cash and cash equivalents at beginning of period    19,218          10,096
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  6,686        $ 22,510
                                                  =========       =========
